As filed with the Securities and Exchange Commission on January 6, 2005

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

(Exact name of issuer as specified in its charter)

Republic of China (State or other jurisdiction of incorporation or organization)	None (I.R.S. Employer Identification No.)

No. 8, Li-Hsin Road 6
Hsinchu Science Park
Hsinchu, Taiwan
Republic of China
(Address of Principal Executive Offices)

Taiwan Semiconductor Manufacturing Company Limited
2004 Employee Stock Options Plan
WaferTech, LLC
2004 Employee Stock Options Plan
(Full title of the plans)

TSMC North America
2585 Junction Avenue
San Jose, CA 95134, USA
(408) 382-8000
(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities to be Registered	Amount to be Registered	Offering Price per Share (1)	Aggregate Offering Price (1)	Amount of Registration Fee

Common Shares,	11,000,000
par value NT$10.00 per share	common shares	US$ 1.697	US$ 18,667,000	US$ 2,198

(1)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the common shares represented by the American depositary shares on the New York Stock Exchange on January 3, 2005.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     All information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement, as required by Rule 428(b) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission as part of this Registration Statement or as prospectus or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

     The rules of the Securities and Exchange Commission (the “Commission”) permit Taiwan Semiconductor Manufacturing Company Limited (the “Registrant”) (File No. 1-14700) to incorporate by reference information into this Registration Statement. This means that the Registrant can disclose important information to you by referring you to another document.

     The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2003 (the “Annual Report on Form 20-F”) has been filed by the Registrant with the Commission (File No. 1-14700) on May 28, 2004 and is incorporated herein by reference.

     In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date such documents are filed.

Item 4.	DESCRIPTION OF SECURITIES

Not applicable.

Item 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

Item 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The relationship between the Registrant and its directors and officers is governed by the ROC Civil Code, ROC Company Law and the Registrant’s articles of incorporation. There is no written contract between the Registrant and its directors and officers governing the rights and obligations of these parties. Each person who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding by reason of the fact that that person is or was a director or officer of the Registrant, in the absence of willful misconduct or negligence on the part of that person in connection with that person’s performance of duties as a director or officer, as the case may be, may be indemnified and held harmless by the Registrant to the fullest extent permitted by applicable law. In addition, we have obtained directors’ and officers’ liability insurance.

Item 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

Item 8.	EXHIBITS

Exhibit
Number	Description
4.1	Articles of Incorporation of Taiwan Semiconductor Manufacturing Company Limited, as amended and restated on December 21, 2004.

4.2	Taiwan Semiconductor Manufacturing Company Limited 2004 Employee Stock Options Plan.

4.3	WaferTech, LLC 2004 Employee Stock Options Plan.

5.1	Opinion of Lee and Li on the validity of the Common Shares.

23.1	Consent of Deloitte & Touche.

23.2	Consent of Lee and Li (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

Item 9.	UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hsinchu, Taiwan, Republic of China, on January 6, 2005.

Taiwan Semiconductor Manufacturing Company Limited
By:	/s/ Lora Ho
	Name:	Lora Ho
	Title:	Vice President and Chief Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lora Ho as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on January 6, 2005 by the following persons in the capacities indicated:

Name	Title

/s/ Morris Chang	Chairman and Chief Executive Officer
Morris Chang

Director
J.C. Lobbezoo

Name	Title

Director
Mario Rivas

/s/ Chintay Shih	Director
Chintay Shih

/s/ Stan Shih	Director
Stan Shih

Director
Sir Peter L. Bonfield

Director
Lestor Thurow

/s/ F.C. Tseng	Director and Deputy Chief Executive Officer
F.C. Tseng

/s/ Rick Tsai	Director, President and Chief Operation Officer
Rick Tsai

/s/ Lora Ho	Vice President and Chief Financial Officer
Lora Ho

/s/ James Chen	Controller
James Chen

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

     Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Taiwan Semiconductor Manufacturing Company Limited, has signed this Registration Statement or amendment thereto, as the case may be, in San Jose, California on January 6, 2005.

TSMC North America
By:	/s/ Jessica Chou
	Name:	Jessica Chou
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Articles of Incorporation of Taiwan Semiconductor Manufacturing Company Limited, as amended and restated on December 21, 2004.

4.2	Taiwan Semiconductor Manufacturing Company Limited 2004 Employee Stock Options Plan.

4.3	WaferTech, LLC 2004 Employee Stock Options Plan.

5.1	Opinion of Lee and Li on the validity of the Common Shares.

23.1	Consent of Deloitte & Touche.

23.2	Consent of Lee and Li (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).